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                                                                    Exhibit 23.3


                         Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement of ATMI, Inc. on Form S-8 of our report dated May 1, 1998 relating to the consolidated financial statements of NOW Technologies, Inc. and Subsidiaries for the year ended March 31, 1998 appearing in ATMI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999 and its Current Report on Form 8-K/A dated July 7, 2000.


/s/ Deloitte & Touche LLP
Minneapolis, Minnesota

September 19, 2000